SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

CENTEX CORPORATION	3333 HOLDING CORPORATION and
(Exact name of registrant as specified in its charter)	CENTEX DEVELOPMENT COMPANY, L.P.
(exact names of registrants as specified in their charters)

Nevada	Nevada and Delaware, respectively
(State or other jurisdiction of	(State or other jurisdiction of
incorporation or organization)	incorporation or organization)

75-0778259	75-2178860 and 75-2168471, respectively
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

2728 North Harwood	2728 North Harwood
Dallas, Texas 75201	Dallas, Texas 75201
(Address of principal executive offices, including zip code)	(Address of principal executive offices, including zip code)

AMENDED AND RESTATED PROFIT SHARING AND RETIREMENT PLAN OF CENTEX CORPORATION
(Full title of the plan)

Raymond G. Smerge
Executive Vice President, Chief Legal Officer and Secretary
2728 North Harwood
Dallas, Texas 75201
(Name and address of agent for service)

(214) 981-5000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price per	aggregate offering	Amount of
to be registered (1)	registered	share (2)	price (2)	registration fee

Common stock, $.25 par value per share of Centex Corporation	1,000,000 shares	$74.02	$74,020,000.00	$5,988.22

Beneficial interests in 1,000 shares of common stock, par value $.01 per share of 3333 Holding Corporation (3)	—	$—	$—	$—

Beneficial interests in 900 warrants to purchase Class B Units of limited partnership interest in Centex Development Company, L.P. (3)	—	$—	$—	$—

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional shares of Centex Common Stock (as hereinafter defined) and beneficial interests in the Holding Common Stock (as hereinafter defined) and CDC Warrants (as hereinafter defined) as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of (1) interests to be offered or sold pursuant to the employer benefit plan described herein.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1), and computed on the basis of the average of the high and low sales prices of the Common Stock included in the New York Stock Exchange Composite Transactions Report for August 1, 2003 as published by The Wall Street Journal, which was $74.02 per share.

On November 30, 1987, Centex Corporation, a Nevada corporation (“Centex”), distributed as a dividend to its stockholders, through a nominee (the “Nominee”), all the issued and outstanding shares of common stock, par value $.01 per share (the “Holding Common Stock”), of 3333 Holding Corporation, a Nevada corporation (“Holding”), and 900 warrants (the “CDC Warrants”) to purchase Class B Units of limited partnership interest in Centex Development (3) Company, L.P., a Delaware limited partnership (“CDC”).

(3)	The Nominee holds the CDC Warrants and the Holding Common Stock on behalf of and for the benefit of persons who are from time to time the holders of the common stock, par value $.25 per share (the “Centex Common Stock”), of Centex (the “Centex Stockholders”). Each Centex Stockholder owns a beneficial interest in that portion of the 1,000 shares of Holding Common Stock and the CDC Warrants that the total number of shares of Centex Common Stock held by such stockholder bears to the total number of shares of Centex Common Stock outstanding from time to time. These beneficial interests are not represented by a separate certificate or receipt. Instead, each Centex Stockholder’s pro rata portion of such beneficial interest is represented by the certificate or certificates evidencing such Centex Stockholder’s Centex Common Stock, and is currently tradeable only in tandem with, and as a part of, each such Centex Stockholder’s Centex Common Stock.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 5. Interests of Named Experts and Counsel.
Item 8. Exhibits.
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
INDEX TO EXHIBITS CENTEX CORPORATION AND SUBSIDIARIES
INDEX TO EXHIBITS 3333 HOLDING COMPANY AND SUBSIDIARY
INDEX TO EXHIBITS CENTEX DEVELOPMENT, L.P.
EX-4 Amended and Restated Profit Sharing Plan
EX-5 Opinion and Consent of Raymond G. Smerge
EX-23.1 Consent of Ernst & Young LLP
EX-24.1 Powers of Attorney
EX-24.2 Powers of Attorney
EX-24.3 Powers of Attorney

EXPLANATORY NOTE

     This Registration Statement is being filed to register 1,000,000 shares of Centex Common Stock and an indeterminate amount of participation interests to be issued under the Amended and Restated Profit Sharing and Retirement Plan of Centex Corporation. The contents of the registration statement of Centex Corporation on Form S-8 dated August 16, 1994 (Commission File No. 033-55083) (the “Original Registration Statement”) are hereby incorporated by reference. In accordance with General Instruction E to Form S-8, the responses to certain items of Form S-8, which are addressed in the Original Registration Statement, have been omitted.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5. Interests of Named Experts and Counsel.

     Raymond G. Smerge has rendered a legal opinion, filed with the Exhibits for Centex as Exhibit 5, with respect to the legality of the securities registered hereby. Mr. Smerge is the Executive Vice President, Chief Legal Officer and Secretary of Centex and the Secretary of Holding. As of August 6, 2003, Mr. Smerge owned 28,816 shares of Centex Common Stock (in addition 1,200 shares are held in trust for the benefit of Mr. Smerge’s son). Mr. Smerge also held options to purchase up to 266,400 shares of Centex Common stock (of which 164,970 shares are currently exercisable) and beneficially owned approximately 2,047 shares of Centex Common Stock pursuant to the Centex Common Stock Fund under the Centex Corporation Profit Sharing and Retirement Plan, a defined contribution plan.

Item 8. Exhibits.

     The information required by this Item 8 is set forth in the Index to Exhibits accompanying this Registration Statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 6, 2003.

CENTEX CORPORATION
Registrant

By	/s/ LAURENCE E. HIRSCH

Laurence E. Hirsch
Chairman of the Board
and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ LAURENCE E. HIRSCH Laurence E. Hirsch	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	August 6, 2003

/s/ MARK D. KEMP Mark D. Kemp	Principal Accounting Officer/Controller and Vice President	August 6, 2003

/s/ LELDON E. ECHOLS Leldon E. Echols	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 6, 2003

By: /s/ LAURENCE E. HIRSCH Laurence E. Hirsch Individually and as Attorney in Fact*	Majority of the Board of Directors:
Barbara T. Alexander, Dan W. Cook III,
Juan L. Elek, Timothy R. Eller, Thomas J.
Falk, Laurence E. Hirsch, Clint W.
Murchison, III, Frederic M. Poses, David W.
Quinn, Thomas M. Schoewe and Paul T.
	Stoffel	August 6, 2003

*	Pursuant to authority granted by power of attorney, a copy of which is filed herewith.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 6, 2003.

3333 HOLDING COMPANY
Registrant

By:	/s/ STEPHEN M. WEINBERG

Stephen M. Weinberg
Director, President and
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ STEPHEN M. WEINBERG Stephen M. Weinberg	Director, President, and Chief Executive Officer (Principal Executive Officer)	August 6, 2003

/s/ TODD D. NEWMAN Todd D. Newman	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 6, 2003

By: /s/ STEPHEN M. WEINBERG Stephen M. Weinberg Individually and as Attorney in Fact*	Majority of the Board of Directors: Josiah O. Low, III, David M. Sherer, Roger O. West and Stephen M. Weinberg	August 6, 2003

*	Pursuant to authority granted by power of attorney, a copy of which is filed herewith.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, 3333 Development Corporation, as general partner of, and on behalf of, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 6, 2003.

CENTEX DEVELOPMENT COMPANY, L.P. Registrant

By: 3333 Development Corporation, its general partner

By: /s/ STEPHEN M. WEINBERG

Stephen M. Weinberg
Director, President and
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ STEPHEN M. WEINBERG Stephen M. Weinberg	Director, President, and Chief Executive Officer (Principal Executive Officer)	August 6, 2003

/s/ TODD D. NEWMAN Todd D. Newman	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 6, 2003

By: /s/ STEPHEN M. WEINBERG Stephen M. Weinberg Individually and as Attorney in Fact*	Majority of the Board of Directors: Josiah O. Low, III, David M. Sherer, Roger O. West and Stephen M. Weinberg	August 6, 2003

*	Pursuant to authority granted by power of attorney, a copy of which is filed herewith.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees have duly caused this registration statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on August 6, 2003.

AMENDED AND RESTATED PROFIT SHARING AND RETIREMENT PLAN OF CENTEX CORPORATION Registrant

By: /s/ MICHAEL S. ALBRIGHT

Michael S. Albright Member, Administrative Committee

INDEX TO EXHIBITS
CENTEX CORPORATION
AND SUBSIDIARIES

Exhibit
Number	Description

4	Amended and Restated Profit Sharing Plan of Centex Corporation, as amended and restated effective January 1, 2001.*

5	Opinion of Raymond G. Smerge.*

23.1	Consent of Ernst & Young LLP, Independent Auditors.*

23.2	Consent of Raymond G. Smerge (included in the opinion filed herewith as Exhibit 5).*

24.1	Powers of Attorney.*

*	Filed herewith.

INDEX TO EXHIBITS
3333 HOLDING COMPANY
AND SUBSIDIARY

Exhibit
Number	Description

4	Amended and Restated Profit Sharing Plan of Centex Corporation, as amended and restated effective January 1, 2001, filed herewith as Exhibit 4 of Centex Exhibits.

5	Opinion of Raymond G. Smerge, filed herewith as Exhibit 5 of Centex Exhibits.

23.1	Consent of Ernst & Young LLP, Independent Auditors, filed herewith as Exhibit 23.1 of Centex Exhibits.

23.2	Consent of Raymond G. Smerge (included in the opinion filed herewith as Exhibit 5 of Centex Exhibits).

24.2	Powers of Attorney.*

*	Filed herewith.

INDEX TO EXHIBITS
CENTEX DEVELOPMENT, L.P.

Exhibit
Number	Description

4	Amended and Restated Profit Sharing Plan of Centex Corporation, as amended and restated effective January 1, 2001, filed herewith as Exhibit 4 of Centex Exhibits.

5	Opinion of Raymond G. Smerge, filed herewith as Exhibit 5 of Centex Exhibits.

23.1	Consent of Ernst & Young LLP, Independent Auditors, filed herewith as Exhibit 23.1 of Centex Exhibits.

23.2	Consent of Raymond G. Smerge (included in the opinion filed herewith as Exhibit 5 of Centex Exhibits).

24.3	Powers of Attorney.*

*	Filed herewith.